UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 25, 2026

FIRST BREACH INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-43447	82-5147193
(Commission File Number)	(IRS Employer Identification No.)

18450 Showalter Rd, Hagerstown, MD	21742
(Address of Principal Executive Offices)	(Zip Code)

(443) 900-9890

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	FBDT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On August 25, 2026, First Breach Inc. (the “Company”) issued a press release announcing the completion of the first flight of the drone prototype and providing an update on its strategic agreement with Hellbender, Inc. to support the development and domestic manufacturing of its proprietary drone platforms. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 furnished hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated August 25, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 25, 2026	First Breach Inc.

	By:	/s/ Jeffrey Low
	Name:	Jeffrey Low
	Title:	Chief Executive Officer

3